EXHIBIT 10.2
SAI Holdings, Inc.
February 16, 2007
Goldenberg LLC
Hehmeyer LLC
GHCO Partners LLC
GH Trading LLC,
Re: Goldenberg Hehmeyer & Co.
Dear : Sirs
     We refer to that certain Purchase Agreement dated as of November 6, 2006 among Goldenberg Hehmeyer & Co., Goldenberg LLC, Hehmeyer LLC, GH Trading LLC, GHCO Partners LLC, Christopher Hehmeyer, Ralph Goldenberg, SAI Holdings, Inc., GH1 Inc. and GH2 LLC and Christopher Hehmeyer in his capacity as Seller’s Representative (the “Purchase Agreement”). Capitalized terms used in this letter but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.
     The purpose of this letter is to confirm certain modifications to the Purchase Agreement that have been agreed between the parties in connection with, and in order to induce the parties to consummate, the Closing. Each of the undersigned therefore acknowledges and agrees that:
(a) the “Initial Purchase Price” shall be Twenty Seven Million Three Hundred Four Thousand Six Hundred and Three Dollars ($27,304,603), being an amount calculated based on the Adjusted Book Value as of December 31, 2006 less the $1,500,000 payment made to retire the Series B Shareholders of GH Traders and with the Membership Value of exchange seats which are publicly traded and have a market quotation being determined as of February 14, 2007. The Holdback Amount shall be Two Million Seven Hundred Thirty Thousand Four Hundred Sixty Dollars ($2,730,460), resulting in an amount due at closing of Twenty Four Million Five Hundred Seventy Four Thousand One Hundred Forty Two Dollars ($24,574,142), payable in cash and stock in accordance with Section 1.1 of the Purchase Agreement;
(b) the parties acknowledge that for the purposes of determining the Closing Adjusted Book Value pursuant to Section 1.4 of the Purchase Agreement, it shall not be a requirement that there be a formal closing of the books of the Partnership on the Closing Date, but rather the Closing Book Value shall be determined based on the January 31, 2007 accounts of the Partnership adjusted to reflect a good faith estimates of changes (including with respect to appropriate allocations of costs and revenues) to Book Value from January 31, 2007 to the Closing Date. The Membership Value for exchange seats which are publicly traded and have a market quotation will be determined as of the close of business on the Business Day prior to the Closing. The Seller’s Representative will endeavor to deliver an initial calculation of the Closing Adjusted Book Value by March 15, 2007 and the Buyer will endeavor to

Goldenberg LLC
Hehmeyer LLC
February 16, 2007

deliver a Closing Statement within 30 days of receipt of such initial calculation.
     The provisions of Sections 10.1, 10.4, 10.5, 10.6, 10.8, 10.9 and 10.11 of the Purchase Agreement are incorporated herein by this reference (provided that references to the Agreement are references to this letter).
Sincerely,

SAI Holdings, Inc.

By:	/s/ PHILIP A. PENDERGRAFT

	Name:	Philip A. Pendergraft
	Title:	Executive Vice President

GHP1, Inc.

By:	/s/ PHILIP A. PENDERGRAFT

	Name:	Philip A. Pendergraft
	Title:	President

GHP2, LLC

By:	/s/ PHILIP A. PENDERGRAFT

	Name:	Philip A. Pendergraft
	Title:	Manager

Goldenberg LLC
Hehmeyer LLC
February 16, 2007

Acknowledged and Agreed Goldenberg Hehmeyer & Co.
By:	/s/ CHRISTOPHER HEHMEYER
Name: Christopher Hehmeyer
Title: Co-Chairman

Christopher Hehmeyer, in his capacity as Sellers’ Representative

/s/ CHRISTOPHER HEHMEYER

Goldenberg LLC
By:	/s/ RALPH GOLDENBERG
Name: Ralph Goldenberg
Title: Managing Member

Hehmeyer LLC
By:	/s/ CHRISTOPHER HEHMEYER
Name: Christopher Hehmeyer
Title: Managing Member

GHCO Partners LLC
By:	/s/ RALPH GOLDENBERG
Name: Ralph Goldenberg
Title: Managing Member

Goldenberg LLC
Hehmeyer LLC
February 16, 2007

GH Traders LLC
By:	/s/ CHRISTOPHER HEHMEYER
	Name:	Christopher Hehmeyer
	Title:	Manager

Christopher Hehmeyer
/s/ CHRISTOPHER HEHMEYER

Ralph Goldenberg

/s/ RALPH GOLDENBERG